SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2017 (December 4, 2017)

MoneyOnMobile, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	000-53997	20-8592825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 758-8600

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangements.

On December 4, 2017, MoneyOnMobile, Inc. (the “Company”) executed a payment and forbearance agreement, which was made effective November 30, 2017, to modify the repayment terms of its promissory note payable to the note holder, eVance Processing, Inc., which promissory note was originally issued on April 12, 2016. The original and outstanding principal amount of the promissory note is $675,000 and bears interest at 12% per annum. As part of this agreement and to secure the note holder's interest, the Company has released to the note holder's custody, 2,000,000 shares of its common stock, which has been held in escrow since the original issuance of the promissory note. Upon a full repayment by the Company, the note holder has agreed to surrender these common shares back to the Company. Additionally, the Company has agreed to make an initial payment of $200,000 to be applied to the principal amount due under the promissory note by December 15, 2017. The remaining balance of the promissory note will be paid in monthly installments through June 2018.

The foregoing description of the terms of the payment and forbearance agreement and the promissory note does not purport to be complete and is subject to, and qualified in its entirety by reference to the payment and forbearance agreement, which is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Payment and Forbearance Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MONEYONMOBILE, INC.

Date: December 7, 2017	By:	/s/ Scott S. Arey
Scott S. Arey Chief Financial Officer

Exhibits

Exhibit No.	Description
99.1	Payment and Forbearance Agreement